                                                                 Exhibit (h)(23)


                         AMENDED AND RESTATED SCHEDULE A

                              WITH RESPECT TO THE

                           THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                         (FORMERLY PILGRIM EQUITY TRUST)

                                      AND

                             ING FUNDS SERVICES, LLC
                        (FORMERLY ING PILGRIM GROUP, LLC)

                                        LAST CONTINUED/
            SERIES                     APPROVED BY BOARD       REAPPROVAL DATE
            ------                     -----------------       ---------------
ING Principal Protection Fund          July 11, 2002           September 1, 2003
ING Principal Protection Fund II       November 2, 2001        September 1, 2003
ING Principal Protection Fund III      February 26, 2002       September 1, 2003
ING Principal Protection Fund IV       May 24, 2002            September 1, 2003
ING Principal Protection Fund V*       August 20, 2002         September 1, 2003

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*     This Amended and Restated Schedule A will be effective with respect to the
      Fund upon the effective date of the initial Registration Statement with respect to the Fund.